News Release

ATHENE HOLDING LTD. REPORTS
FIRST QUARTER 2018 RESULTS
Q1 net income of $268 million
Q1 adjusted operating income of $237 million
Q1 ROE of 12.0%, Q1 Retirement Services adjusted operating ROE of 17.3%
Q1 new deposits up 7% year-over-year to $2.1 billion
Q1 net investment earned rate increased 12 basis points to 4.60%

PEMBROKE, Bermuda – May 3, 2018 – Athene Holding Ltd. ("Athene") (NYSE: ATH), a leading provider of retirement savings products, today announced financial results for the first quarter 2018.
Net income for the first quarter 2018 was $268 million, or $1.36 per diluted Class A share ("diluted share"), compared to net income for the first quarter 2017 of $384 million, or $1.92 per diluted share.
Adjusted operating income1 for the first quarter 2018 was $237 million, or $1.21 per adjusted operating share, compared to adjusted operating income for the first quarter 2017 of $266 million, or $1.36 per adjusted operating share.
“In the first quarter, Athene continued to generate best in class operating performance,” said Jim Belardi, CEO of Athene. “In our Retirement Services segment, excluding notable items, we produced $247 million of adjusted operating income and generated an adjusted operating ROE of 18.2%."
“For the rest of 2018, our unwavering focus on profitability will allow us to increase our investment margin while generating significant organic and inorganic growth, “ Mr. Belardi continued.

1This news release references certain Non-GAAP measures. See Non-GAAP Measures for additional discussion.

Other Highlights

•	Book value per share increased 13% year-over-year to $44.09; adjusted book value per share increased 18% to $40.66

•	Total investments, including related parties, increased 7% year-over-year to $80.3 billion

•	Total invested assets, excluding Germany, increased 15% year-over-year to $78.7 billion

•	ALRe RBC of 557%[1] as of March 31, 2018

•	U.S. RBC of 478%, as of March 31, 2018

•	Ranked #2 carrier in fixed indexed annuity sales for the eighteen months ended December 31, 2017[2]

•	Inaugural debt issuance in January of $1 billion

•	Deconsolidation of AGER Bermuda Holding Ltd. (now Athora Holding Ltd.) on January 1, 2018

•	In March, conducted secondary offering of 10,320,544 of Class A common shares

•	Subsequent to quarter-end, Athene entered into its sixth pension buyout agreement

1ALRe RBC ratio is used in evaluating our capital position and the amount of capital needed to support our Retirement Services segment, and is calculated by applying the NAIC RBC factors to the statutory financial statements of ALRe and its non-U.S. reinsurance subsidiary, on an aggregate basis.
2Rankings as of December 31, 2017 per LIMRA.

First Quarter Results
Net income for the first quarter was $268 million, a decrease of $116 million, or 30%, from the prior year. The decrease was driven by a $29 million decrease in adjusted operating income as well as unfavorable impacts from assumed reinsurance embedded derivatives primarily related to increases in U.S. Treasury rates.
Adjusted operating income for the first quarter was $237 million, a decrease of $29 million, or 11%, from the prior year. Adjusted operating income, excluding notable items, was $249 million, an increase of $33 million, or 15%, driven by an increase in investment income due to invested asset growth and increased floating rate investment income which resulted from higher short-term interest rates and strong performance in alternative investments.
Deposit Highlights
In the first quarter, Athene generated deposits of $2.1 billion, an increase of 7% compared to the prior year.
Retail Sales: In the first quarter, Athene generated $1.3 billion of new deposits, up 17% from the prior year. During the quarter we expanded our distribution with the addition of new partners, in both the bank and broker-dealer channels.
Flow Reinsurance: In the first quarter, Athene generated $204 million of new deposits, up 23% from the prior year. The increase from prior year was driven by new reinsurance partners, the launch of new products and a shift in product mix.
Institutional: In the first quarter, Athene generated $566 million of new deposits from a pension risk transfer transaction and the issuance of a funding agreement.

Selected Results

	Three Months Ended March 31,
(In millions, except percentages and per share data)	2018	2017
Deposits	$2,056	$1,915
Investments, including related parties	80,261	75,119
Invested assets	78,723	73,563
Debt to capital ratio	10.2%	—%
Adjusted debt to capital ratio[1]	11.0%	—%
Book value per share	$44.09	$39.07
Adjusted book value per share[2]	$40.66	$34.45
Common shares outstanding[3]	197.2	193.5
Adjusted operating common shares outstanding[4]	196.8	196.8
Total shareholders' equity	$8,695	$7,561
Adjusted shareholders' equity	8,003	6,781
ROE	12.0%	21.3%
Adjusted ROE	16.5%	20.7%
Adjusted operating ROE	12.1%	16.1%

Retirement Services
Adjusted operating income	$235	$275
Adjusted operating ROE	17.3%	24.1%
Investment margin on deferred annuities	2.76%	2.85%
1In January 2018, we issued $1.0 billion of senior unsecured debt.
2Adjusted book value per share is calculated as the ending AHL adjusted shareholders' equity divided by the adjusted operating common shares outstanding.
3Represents common shares outstanding for all classes eligible to participate in dividends for each period presented. Utilized for the book value per share calculation.
4Adjusted operating common shares outstanding assumes conversion or settlement of all outstanding items that are able to be converted to or settled in Class A common shares, including the impacts of Class B common shares outstanding on a one-for-one basis, the impacts of all Class M common shares outstanding net of the conversion price and any other stock-based awards outstanding, but excluding any awards for which the exercise or conversion price exceeds the market value of Class A common shares on the applicable measurement date. Our Class B common shares are economically equivalent to Class A common shares and can be converted to Class A common shares on a one-for-one basis at any time. Our Class M common shares are in the legal form of shares but economically function as options as they are convertible into Class A shares after vesting and settlement of the conversion price. We believe this non-GAAP measure is an appropriate economic representation of our share counts for use in an economic view of book value metrics.

	Three Months Ended March 31,
(In millions, except per share data)	2018	2017
Adjusted operating income by segment
Retirement Services	$235	$275
Corporate and Other	2	(9)
Adjusted operating income	237	266

Investment gains (losses), net of offsets	(33)	57
Change in fair values of derivatives and embedded derivatives – FIAs, net of offsets	95	94
Integration, restructuring and other non-operating expenses	(8)	(9)
Stock compensation expense	(3)	(10)
Income tax (expense) benefit - non-operating	(20)	(14)
Total non-operating adjustments	31	118
Net income	$268	$384

Earnings per share – basic[1]	$1.36	$2.00
Earnings per share – diluted Class A2	$1.36	$1.92
Adjusted operating earnings per share[3]	$1.21	$1.36
Weighted average shares outstanding – basic[1]	197.1	192.5
Weighted average shares outstanding – diluted Class A2	149.0	81.3
Weighted average shares outstanding – adjusted operating[3]	196.0	195.6

	Three Months Ended March 31,
(In millions)	2018	2017
Notable items
Retirement Services adjusted operating income	$235	$275
Rider reserve and DAC equity market performance	14	(40)
Proceeds from a bond previously written down	—	(14)
Tax impact of notable items	(2)	4
Retirement Services notable items	12	(50)
Retirement Services adjusted operating income excluding notable items	247	225

Corporate and Other adjusted operating income	2	(9)
Adjusted operating income excluding notable items	$249	$216

1 Basic earnings per share, including basic weighted average shares outstanding includes all classes eligible to participate in dividends for each period presented.
2 Diluted earnings per share on a GAAP basis for Class A common shares, including diluted Class A weighted average shares outstanding, includes the dilutive impacts, if any, of Class B common shares, Class M common shares and any other stock-based awards. Such dilutive securities totaled 258,203 weighted average shares for the quarter. Diluted earnings per share on a GAAP basis for Class A common shares are based on allocated net income of $202 million (75% of net income) and $156 million (41% of net income) for the three months ended March 31, 2018 and 2017, respectively.
3 Weighted average shares outstanding – adjusted operating assumes conversion or settlement of all outstanding items that are able to be converted to or settled in Class A common shares, including the impacts of Class B common shares on a one-for-one basis, the impacts of all Class M common shares net of the conversion price and any other stock-based awards, but excluding any awards for which the exercise or conversion price exceeds the market value of Class A common shares on the applicable measurement date. Our Class B common shares are economically equivalent to Class A common shares and can be converted to Class A common shares on a one-for-one basis at any time. Our Class M common shares are in the legal form of shares but economically function as options as they are convertible into Class A shares after vesting and settlement of the conversion price. In calculating Class A diluted earnings per share on a GAAP basis, we are required to apply sequencing rules to determine the dilutive impacts, if any, of our Class B common shares, Class M common shares and any other stock-based awards. To the extent our Class B common shares, Class M common shares and/or any other stock-based awards are not dilutive they are excluded. We believe this non-GAAP measure is an appropriate economic representation of our share counts for use in an economic view of adjusted operating earnings per share.

Segment Results
Retirement Services
Q1 Results
In the first quarter, Retirement Services adjusted operating income was $235 million, a decrease of $40 million, or 15%, from the prior year. Adjusted operating income, excluding notable items, was $247 million, an increase of $22 million, or 10%, resulting in an adjusted operating ROE of 18.2%. The increase was driven by an increase in investment income of $100 million. Investment income increased primarily due to invested asset growth, $21 million of additional floating rate investment income due to higher short-term interest rates and strong alternative performance. Partially offsetting this was $10 million of drag from an elevated level of cash in the portfolio, higher other liability costs due to growth in the block of business and higher income tax expense due to higher taxable income in the current year.
Notable items included $14 million of unfavorable rider reserves and DAC amortization this quarter due to equity market performance, compared with a $40 million benefit in the prior year. Additionally, the prior year had a favorable $14 million of proceeds from a bond previously written down.
Investment margin on deferred annuities was 2.76%, a decrease of 9 basis points from the prior year. The net investment earned rate was 4.63%, a decrease of 4 basis points from the prior year, excluding notable items. Strong alternative returns of 12.34% and higher floating rate investment income in the quarter were offset by an elevated level of cash from sizable deposits in the fourth quarter of 2017.
Cost of crediting was 1.87%, a favorable decrease of 4 basis points compared to the prior year, as a result of rate actions on business that renewed in 2017.
Corporate Segment
Q1 Results
In the first quarter, Corporate and Other adjusted operating income was $2 million, an increase of $11 million over the prior year. The increase in Corporate and Other, excluding Germany, was $8 million driven by higher fixed and other investment income primarily related to the increase in excess capital and favorable alternative performance, partially offset by debt costs from our inaugural debt issuance in January.
Conference Call Information
This press release and the first quarter 2018 financial supplement will be posted to the Company’s website at ir.athene.com.
Athene will conduct a conference call on Friday, May 4, 2018 at 9:00 a.m. ET to discuss first quarter 2018 results. Additionally, the company will post an earnings presentation deck on the ir.athene.com website prior to market open on May 4, 2018.

•	Live conference call: Toll-free at 1-888-317-6003 (domestic) or 1-412-317-6061 (international)

•	Participant entry number: 2689674

•	Replay available through May 18, 2018 at 1-877-344-7529 (domestic) or 1-412-317-0088 (international)

•	Replay access code: 10118764

•	Live and archived webcast available at ir.athene.com

Investor Relations Contact:	Media Contact:
Paige Hart	Cyndi Harmeyer Fisher
+1 441-279-8527	+1 441-279-8533
+1 310-698-4478	+1 515-342-3719
phart@athene.com	cfisher@athene.com

About Athene Holding Ltd.
Athene, through its subsidiaries, is a leading retirement services company that issues, reinsures and acquires retirement savings products designed for the increasing number of individuals and institutions seeking to fund retirement needs. The products offered by Athene include:

•	Retail fixed and fixed indexed annuity products;

•	Reinsurance arrangements with third-party annuity providers; and

•	Institutional products, such as funding agreements and group annuity contracts related to pension risk transfers.

Athene had total assets of $93.6 billion as of March 31, 2018. Athene's principal subsidiaries include Athene Annuity & Life Assurance Company, a Delaware-domiciled insurance company, Athene Annuity and Life Company, an Iowa-domiciled insurance company, Athene Annuity & Life Assurance Company of New York, a New York-domiciled insurance company and Athene Life Re Ltd., a Bermuda-domiciled reinsurer.
Further information about our companies can be found at www.athene.com.
Non-GAAP Measures
In addition to our results presented in accordance with GAAP, our results of operations include certain non-GAAP measures commonly used in our industry. Management believes the use of these non-GAAP measures, together with the relevant GAAP measures, provides information that may enhance an investor’s understanding of our results of operations and the underlying profitability drivers of our business. The majority of these non-GAAP measures are intended to remove from the results of operations the impact of market volatility (other than with respect to alternative investments) as well as integration, restructuring and certain other expenses which are not part of our underlying profitability drivers or likely to re-occur in the foreseeable future, as such items fluctuate from period to period in a manner inconsistent with these drivers. These measures should be considered supplementary to our results in accordance with GAAP and should not be viewed as a substitute for the GAAP measures. See Non-GAAP Measure Reconciliations for the appropriate reconciliations to the GAAP measures.

Adjusted operating income is a non-GAAP measure used to evaluate our financial performance excluding market volatility and expenses related to integration, restructuring, stock compensation, and other expenses. Our adjusted operating income equals net income adjusted to eliminate the impact of the following (collectively, the “non-operating adjustments”):

•	Investment Gains (Losses), Net of Offsets

•	Change in Fair Values of Derivatives and Embedded Derivatives – FIAs, Net of Offsets

•	Integration, Restructuring, and Other Non-operating Expenses

•	Stock Compensation Expense

•	Bargain Purchase Gain

•	Income Tax (Expense) Benefit – Non-operating

We consider these non-operating adjustments to be meaningful adjustments to net income for the reasons discussed in greater detail above. Accordingly, we believe using a measure which excludes the impact of these items is effective in analyzing the trends in our results of operations. Together with net income, we believe adjusted operating income, provides a meaningful financial metric that helps investors understand our underlying results and profitability. Adjusted operating income should not be used as a substitute for net income.

Adjusted ROE, adjusted operating ROE and adjusted net income are non-GAAP measures used to evaluate our financial performance excluding the impacts of AOCI and funds withheld and modco reinsurance unrealized gains and losses, net of DAC, DSI, rider reserve and tax offsets. Adjusted ROE is calculated as adjusted net income, divided by adjusted shareholders’ equity. Adjusted shareholders’ equity is calculated as the ending shareholders’ equity excluding AOCI and funds withheld and modco reinsurance unrealized gains and losses. Adjusted operating ROE is calculated as the adjusted operating income, divided by adjusted shareholders’ equity. Adjusted net income is calculated as net income excluding funds withheld and modco reinsurance unrealized gains and losses, net of DAC, DSI, rider reserve and tax offsets. These adjustments fluctuate period to period in a manner inconsistent with our underlying profitability drivers as the majority of such fluctuation is related to the market volatility of the unrealized gains and losses associated with our AFS securities. Once we have reinvested acquired blocks of businesses, we typically buy and hold AFS investments to maturity throughout the duration of market fluctuations, therefore, the period-over-period impacts in unrealized gains and losses are not necessarily indicative of current adjusted operating fundamentals or future performance. Accordingly, we believe using measures which exclude AOCI and funds withheld and modco reinsurance unrealized gains and losses are useful in analyzing trends in our operating results. To enhance the ability to analyze these measures across periods, interim periods are annualized. Adjusted ROE, adjusted operating ROE and adjusted net income should not be used as a substitute for ROE and net income. However, we believe the adjustments to equity are significant to gaining an understanding of our overall results of operations.

Adjusted operating earnings per share, weighted average shares outstanding – adjusted operating and adjusted book value per share are non-GAAP measures used to evaluate our financial performance and financial condition. The non-GAAP measures adjust the number of shares included in the corresponding GAAP measures to reflect the conversion or settlement of all shares and other stock-based awards outstanding. We believe using these measures represents an economic view of our share counts and provides a simplified and consistent view of our outstanding shares. Adjusted operating earnings per share is calculated as the adjusted operating income, over the weighted average shares outstanding – adjusted operating. Adjusted book value per share is calculated as the adjusted shareholders’ equity divided by the adjusted operating common shares outstanding. Our Class B common shares are economically equivalent to Class A common shares and can be converted to Class A common shares on a one-for-one basis at any time. Our Class M common shares are in the legal form of shares but economically function as options as they are convertible into Class A shares after vesting and payment of the conversion price. In calculating Class A diluted earnings per share on a GAAP basis, we are required to apply sequencing rules to determine the dilutive impacts, if any, of our Class B common shares, Class M common shares and any other stock-based awards. To the extent our Class B common shares, Class M common shares and/or any other stock-based awards are not dilutive they are excluded. Weighted average shares outstanding – adjusted operating and adjusted operating common shares outstanding assume conversion or settlement of all outstanding items that are able to be converted to or settled in Class A common shares, including the impacts of Class B common shares on a one-for-one basis, the impacts of all Class M common shares net of the conversion price and any other stock-based awards, but excluding any awards for which the exercise or conversion price exceeds the market value of our Class A common shares on the applicable measurement date. For certain historical periods, Class M shares were not included due to issuance restrictions which were contingent upon our IPO. Adjusted operating earnings per share, weighted average shares outstanding – adjusted operating and adjusted book value per share should not be used as a substitute for basic earnings per share – Class A common shares, basic weighted average shares outstanding – Class A or book value per share. However, we believe the adjustments to the shares and equity are significant to gaining an understanding of our overall results of operations and financial condition.

Adjusted debt to capital ratio is a non-GAAP measure used to evaluate our financial condition excluding the impacts of AOCI and funds withheld and modco reinsurance unrealized gains and losses, net of DAC, DSI, rider reserve and tax offsets. Adjusted debt to capital ratio is calculated as total debt excluding consolidated VIEs divided by adjusted shareholders’ equity. Adjusted debt to capital ratio should not be used as a substitute for the debt to capital ratio. However, we believe the adjustments to shareholders’ equity are significant to gaining an understanding of our overall results of operations and financial condition.

Investment margin is a key measurement of the financial health of our Retirement Services core deferred annuities. Investment margin on our deferred annuities is generated from the excess of our net investment earned rate over the cost of crediting to our policyholders. Net investment earned rate is a key measure of investment returns and cost of crediting is a key measure of the policyholder benefits on our deferred annuities. We believe measures like net investment earned rate, cost of crediting and investment margin on deferred annuities are effective in analyzing the trends of our core business operations, profitability and pricing discipline. While we believe net investment earned rate, cost of crediting and investment margin on deferred annuities are meaningful financial metrics and enhance our understanding of the underlying profitability drivers of our business, they should not be used as a substitute for net investment income and interest sensitive contract benefits presented under GAAP.

•
Net investment earned rate is a non-GAAP measure we use to evaluate the performance of our invested assets that does not correspond to GAAP net investment income. Net investment earned rate is computed as the income from our invested assets divided by the average invested assets for the relevant period. To enhance the ability to analyze these measures across periods, interim periods are annualized. The adjustments to arrive at our net investment earned rate add alternative investment gains and losses, gains and losses related to trading securities for CLOs, net VIE impacts (revenues, expenses and noncontrolling interest) and the change in reinsurance embedded derivatives. We include the income and assets supporting our assumed reinsurance by evaluating the underlying investments of the funds withheld at interest receivables and we include the net investment income from those underlying investments which does not correspond to the GAAP presentation of reinsurance embedded derivatives. We exclude the income and assets supporting business that we have exited through ceded reinsurance including funds withheld agreements. We believe the adjustments for reinsurance provide a net investment earned rate on the assets for which we have economic exposure.

•
Cost of crediting is the interest credited to the policyholders on our fixed strategies as well as the option costs on the indexed annuity strategies. With respect to FIAs, the cost of providing index credits includes the expenses incurred to fund the annual index credits, and where applicable, minimum guaranteed interest credited. The interest credited on fixed strategies and option costs on indexed annuity strategies are divided by the average account value of our deferred annuities. Our average account values are averaged over the number of quarters in the relevant period to obtain our cost of crediting for such period. To enhance the ability to analyze these measures across periods, interim periods are annualized.

In managing our business we analyze invested assets, which do not correspond to total investments, including investments in related parties, as disclosed in our consolidated financial statements and notes thereto. Invested assets represent the investments that directly back our policyholder liabilities as well as surplus assets. Invested assets is used in the computation of net investment earned rate, which allows us to analyze the profitability of our investment portfolio. Invested assets includes (a) total investments on the consolidated balance sheets with AFS securities at cost or amortized cost, excluding derivatives, (b) cash and cash equivalents and restricted cash, (c) investments in related parties, (d) accrued investment income, (e) the consolidated VIE assets, liabilities and noncontrolling interest, (f) net investment payables and receivables and (g) policy loans ceded (which offset the direct policy loans in total investments). Invested assets also excludes assets associated with funds withheld liabilities related to business exited through reinsurance agreements and derivative collateral (offsetting the related cash positions). We include the underlying investments supporting our assumed funds withheld and modco agreements in our invested assets calculation in order to match the assets with the income received. We believe the adjustments for reinsurance provide a view of the assets for which we have economic exposure. Our invested assets are averaged over the number of quarters in the relevant period to compute our net investment earned rate for such period.

Sales statistics do not correspond to revenues under GAAP, but are used as relevant measures to understand our business performance as it relates to deposits generated during a specific period of time. Our sales statistics include deposits for fixed rate annuities and FIAs and align with the LIMRA definition of all money paid into an individual annuity, including money paid into new contracts with initial purchase occurring in the specified period and existing contracts with initial purchase occurring prior to the specified period (excluding internal transfers).

Safe Harbor for Forward-Looking Statements
This press release contains, and certain oral statements made by our representatives from time to time may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exercise Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results, events and developments to differ materially from those set forth in, or implied by, such statements. These statements are based on the beliefs and assumptions of AHL’s management and the management of AHL’s subsidiaries. Generally, forward-looking statements include actions, events, results, strategies and expectations and are often identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. Factors that could cause actual results, events and developments to differ include, without limitation:  the accuracy of our assumptions and estimates; our ability to maintain or improve financial strength ratings; our ability to manage our business in a highly regulated industry; regulatory changes or actions; the impact of our reinsurers failing to meet their assumed obligations; the impact of interest rate fluctuations; changes in the federal income tax laws and regulations; the implementation and the accuracy of our interpretation of the Tax Act; litigation (including class action litigation), enforcement investigations or regulatory scrutiny; the performance of third parties; the loss of key personnel; telecommunication, information technology and other operational systems failures; the continued availability of capital; new accounting rules or changes to existing accounting rules; general economic conditions; our ability to protect our intellectual property; the ability to maintain or obtain approval of the Delaware Department of Insurance, the Iowa Insurance Division and other regulatory authorities as required for our operations; and other factors discussed from time to time in AHL’s filings with the SEC, including our annual report on Form 10-K for the year ended December 31, 2017, which can be found at the SEC’s website www.sec.gov.
All forward-looking statements described herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. We do not undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.
# # #

Athene Holding Ltd.
Condensed Consolidated Balance Sheets (unaudited)

	March 31,	December 31,
(In millions)	2018	2017
Assets
Investments
Fixed maturity securities, at fair value
Available-for-sale securities	$58,575	$61,012
Trading securities	2,088	2,196
Equity securities, at fair value	160	790
Mortgage loans, net of allowances	6,139	6,233
Investment funds	647	699
Policy loans	510	530
Funds withheld at interest	7,093	7,085
Derivative assets	2,031	2,551
Real estate	—	624
Short-term investments, at fair value	235	201
Other investments	113	133
Total investments	77,591	82,054
Cash and cash equivalents	2,735	4,888
Restricted cash	87	105
Investments in related parties
Fixed maturity securities, at fair value
Available-for-sale securities	505	406
Trading securities	305	307
Investment funds	1,499	1,310
Short-term investments	123	52
Other investments	238	238
Accrued investment income	620	652
Reinsurance recoverable	4,834	4,972
Deferred acquisition costs, deferred sales inducements and value of business acquired	3,142	2,930
Other assets	1,067	969
Assets of consolidated variable interest entities
Investments
Fixed maturity securities, trading, at fair value – related party	47	48
Equity securities – related party	177	240
Investment funds	582	571
Cash and cash equivalents	3	4
Other assets	2	1
Total assets	$93,557	$99,747
(Continued)

Athene Holding Ltd.
Condensed Consolidated Balance Sheets (unaudited)

	March 31,	December 31,
(In millions)	2018	2017
Liabilities and Equity
Liabilities
Interest sensitive contract liabilities	$67,551	$67,708
Future policy benefits	13,059	17,507
Other policy claims and benefits	137	211
Dividends payable to policyholders	119	1,025
Long-term debt	992	—
Derivative liabilities	186	134
Payables for collateral on derivatives	1,145	2,323
Funds withheld liability	395	407
Other liabilities	1,277	1,222
Liabilities of consolidated variable interest entities	1	2
Total liabilities	84,862	90,539
Equity
Common stock	—	—
Additional paid-in capital	3,485	3,472
Retained earnings	4,625	4,321
Accumulated other comprehensive income	585	1,415
Total shareholders' equity	8,695	9,208
Total liabilities and equity	$93,557	$99,747
(Concluded)

Athene Holding Ltd.
Condensed Consolidated Statements of Income (unaudited)

	Three Months Ended March 31,
(In millions)	2018	2017
Revenue
Premiums	$278	$52
Product charges	96	81
Net investment income	855	786
Investment related gains (losses)	(236)	682
OTTI investment losses
OTTI losses	(3)	—
OTTI losses (gains) recognized in OCI	—	(1)
Net OTTI losses	(3)	(1)
Other revenues	6	8
Revenues of consolidated variable interest entities
Net investment income	10	10
Investment related gains (losses)	5	1
Total revenues	1,011	1,619
Benefits and Expenses
Interest sensitive contract benefits	19	692
Amortization of DSI	20	18
Future policy and other policy benefits	401	214
Amortization of DAC and VOBA	89	104
Dividends to policyholders	13	32
Policy and other operating expenses	142	153
Total benefits and expenses	684	1,213
Income before income taxes	327	406
Income tax expense (benefit)	59	22
Net income	$268	$384

Non-GAAP Measure Reconciliations

The reconciliation of adjusted operating income excluding notable items to net income is as follows:

	Three Months Ended March 31,
(In millions)	2018	2017
Adjusted operating income excluding notable items
Retirement Services adjusted operating income excluding notable items	$247	$225
Rider reserve and DAC equity market performance	(14)	40
Proceeds from a bond previously written down	—	14
Tax impact of notable items	2	(4)
Retirement Services notable items	(12)	50
Retirement Services adjusted operating income	235	275
Corporate and Other adjusted operating income	2	(9)
Adjusted operating income	237	266
Total non-operating adjustments	31	118
Net income	$268	$384

The reconciliation of adjusted operating earnings per share to basic earnings per Class A common shares is as follows:

	Three Months Ended March 31,
	2018	2017
Adjusted operating earnings per share	$1.21	$1.36
Investment gains (losses), net of offsets	(0.17)	0.30
Change in fair values of derivatives and embedded derivatives – FIAs, net of offsets	0.49	0.48
Integration, restructuring and other non-operating expenses	(0.04)	(0.05)
Stock compensation expense	(0.01)	(0.05)
Income tax (expense) benefit – non-operating	(0.10)	(0.07)
Total non-operating adjustments	0.17	0.61
Effect of items convertible to or settled in Class A common shares	(0.02)	0.03
Basic earnings per share – Class A common shares	$1.36	$2.00

The reconciliation of basic weighted average Class A shares to weighted average shares outstanding – adjusted operating, is as follows:

	Three Months Ended March 31,
(In millions)	2018	2017
Basic weighted average shares outstanding – Class A	148.7	78.2
Conversion of Class B shares to Class A shares	41.1	110.8
Conversion of Class M shares to Class A shares	5.8	6.2
Effect of other stock compensation plans	0.4	0.4
Weighted average shares outstanding – adjusted operating	196.0	195.6

The reconciliation of shareholders’ equity to adjusted shareholders’ equity included in adjusted book value per share, adjusted debt to capital ratio, adjusted ROE and adjusted operating ROE is as follows:

	March 31,
(In millions)	2018	2017
Total shareholders' equity	$8,695	$7,561
Less: AOCI	585	673
Less: Reinsurance unrealized gains and losses	107	107
Total adjusted shareholders' equity	$8,003	$6,781

Retirement Services	$5,552	$4,710
Corporate and Other	2,451	2,071
Total adjusted shareholders' equity	$8,003	$6,781

The reconciliation of net income to adjusted net income included in adjusted ROE is as follows:

	March 31,
(In millions)	2018	2017
Net income	$268	$384
Reinsurance unrealized gains and losses	54	(43)
Adjusted net income	$322	$341

The reconciliation of basic Class A shares outstanding to adjusted operating common shares outstanding is as follows:

	March 31,
(In millions)	2018	2017
Class A common shares outstanding	164.5	101.3
Conversion of Class B shares to Class A shares	25.5	87.8
Conversion of Class M shares to Class A shares	5.8	6.8
Effect of other stock compensation plans	1.0	0.9
Adjusted operating common shares outstanding	196.8	196.8

The reconciliation of book value per share to adjusted book value per share is as follows:

	March 31,
	2018	2017
Book value per share	$44.09	$39.07
AOCI	(2.97)	(3.47)
Reinsurance unrealized gains and losses	(0.54)	(0.55)
Effect of items convertible to or settled in Class A common shares	0.08	(0.60)
Adjusted book value per share	$40.66	$34.45

The reconciliation of debt to capital ratio to adjusted debt to capital ratio is as follows:

	March 31,
	2018	2017
Total debt	$992	$—
Total shareholders' equity	8,695	7,561
Total capitalization	9,687	7,561
Less: AOCI	585	673
Less: Reinsurance unrealized gains and losses	107	107
Total adjusted capitalization	$8,995	$6,781

Debt to capital ratio	10.2%	—%
AOCI	0.7%	—%
Reinsurance unrealized gains and losses	0.1%	—%
Adjusted debt to capital ratio	11.0%	—%

The reconciliation of net investment income to net investment earnings and earned rate is as follows:

	Three months ended March 31,
	2018		2017
(In millions)	Dollar	Rate	Dollar	Rate
GAAP net investment income	$855	4.41%	$786	4.32%
Reinsurance embedded derivative impacts	45	0.22%	45	0.25%
Net VIE earnings	15	0.08%	11	0.06%
Alternative income gain (loss)	1	0.01%	(13)	(0.07)%
Other	(23)	(0.12)%	(15)	(0.08)%
Total adjustments to arrive at net investment earnings/earned rate	38	0.19%	28	0.16%
Total net investment earnings/earned rate	$893	4.60%	$814	4.48%

Retirement Services	$866	4.63%	$780	4.76%
Corporate and Other	27	3.76%	34	1.88%
Total net investment earnings/earned rate	$893	4.60%	$814	4.48%

Retirement Services average invested assets	$74,735		$65,576
Corporate and Other average invested assets	2,844		7,123
Average invested assets	$77,579		$72,699

The reconciliation of interest sensitive contract benefits to Retirement Services' cost of crediting on deferred annuities, and the respective rates, is as follows:

	Three months ended March 31,
	2018		2017
(In millions)	Dollar	Rate	Dollar	Rate
GAAP interest sensitive contract benefits	$19	0.13%	$692	5.02%
Interest credited other than deferred annuities	(40)	(0.27)%	(26)	(0.19)%
FIA option costs	174	1.18%	145	1.04%
Product charges (strategy fees)	(22)	(0.15)%	(17)	(0.12)%
Reinsurance embedded derivative impacts	3	0.02%	9	0.07%
Change in fair values of embedded derivatives – FIAs	133	0.90%	(534)	(3.87)%
Negative VOBA amortization	10	0.07%	12	0.09%
Unit linked change in reserve	—	—%	(18)	(0.13)%
Other changes in interest sensitive contract liabilities	(2)	(0.01)%	—	—%
Total adjustments to arrive at cost of crediting on deferred annuities	256	1.74%	(429)	(3.11)%
Retirement Services cost of crediting on deferred annuities	$275	1.87%	$263	1.91%

Average account value on deferred annuities	$58,993		$55,154

The reconciliation of total investments, including related parties, to invested assets is as follows:

	March 31,
(In millions)	2018	2017
Total investments, including related parties	$80,261	$75,119
Derivative assets	(2,031)	(1,708)
Cash and cash equivalents (including restricted cash)	2,822	2,636
Accrued income	620	575
Derivative collateral	(1,145)	(1,681)
Reinsurance funds withheld and modified coinsurance	(467)	(410)
VIE assets, liabilities and noncontrolling interest	810	926
AFS unrealized (gain) loss	(1,332)	(1,561)
Ceded policy loans	(286)	(333)
Net investment receivables (payables)	(529)	—
Total adjustments to arrive at invested assets	(1,538)	(1,556)
Total invested assets	$78,723	$73,563